                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

The following is a list of subsidiaries of the Company as of March 31, 1999:

NAME                                                   PLACE OF ORGANIZATION
--------------------------------------------------------------------------------


Subsidiaries of Micro Warehouse, Inc. (Delaware):
-------------------------------------------------
Micro Warehouse Inc. of New Jersey                         United States
Micro Warehouse Inc. of Ohio                               United States
SaveByNet.com, Inc.                                        United States
Micro Warehouse International, Inc.                        United States
Micro Warehouse Canada Limited                             Canada
Benton Sistemas SA de CV                                   Mexico
Micro Warehouse Australia Pty. Ltd.                        Australia
Online Interactive Inc.                                    United States
Auto Register Inc.                                         United States
Micro Warehouse Switzerland AG                             Switzerland
Innosoft SARL                                              France
Kelar SARL                                                 France
Inmac Spa                                                  Italy
Micro Warehouse Holding BV                                 Netherlands
Computer Resources International Svenska AB                Sweden


Subsidiaries of Micro Warehouse International Inc.:
---------------------------------------------------
Micro Warehouse Japan, KK                                  Japan


Subsidiaries of Micro Warehouse Holding BV:
-------------------------------------------
TD SA                                                      France
Micro Warehouse SARL                                       France
Micro Warehouse BV                                         Netherlands
Inmac AB                                                   Sweden
Micro Warehouse (Deutschland) GmbH                         Germany
Micro Warehouse Ltd.                                       United Kingdom


Subsidiaries of Micro Warehouse Ltd.:
-------------------------------------
Inmac Ltd.                                                 United Kingdom
Micro Warehouse (1996) Ltd.                                United Kingdom


Subsidiaries of Micro Warehouse (1996) Ltd.:
--------------------------------------------
Technomatic Ltd.                                           United Kingdom


Subsidiaries of Inmac AB:
-------------------------
Micro Warehouse Sweden AB                                  Sweden


Subsidiaries of Micro Warehouse Sweden AB:
------------------------------------------
MacKatalogen AB                                            Sweden